UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2018

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 15, 2018 (the “Closing”) Affinion Group, LLC, a Delaware limited liability company (the “Seller”) and indirect wholly-owned subsidiary of Affinion Group Holdings, Inc. (“Affinion Holdings”), completed the previously announced sale (the “Sale”) of all of the issued and outstanding membership interests of Affinion Benefits Group, LLC, a Delaware limited liability company (the “Company”), to AIS Holdco, LLC, a Delaware limited liability company (the “Purchaser”), an entity controlled by investment funds managed by affiliates of Mill Point Capital Partners, L.P., pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated July 3, 2018, by and among Affinion Group, Inc., a Delaware corporation and wholly owned subsidiary of Affinion Holdings (“Affinion Group”), the Seller, the Company and the Purchaser.

The consideration paid to the Seller consisted of $550,000,000 in cash, subject to certain adjustments in respect of, among other things, cash, indebtedness and working capital as of the closing date. Immediately following the closing of the Sale, Affinion Group repaid approximately $466.7 million principal amount of long-term debt plus an associated repayment premium of $14.0 million under that certain Credit Agreement (the “Credit Agreement”), dated as of May 10, 2017, among Affinion Group, Affinion Holdings, lenders from time to time party thereto, HPS Investment Partners, LLC (“HPS”), as administrative agent and collateral agent for the lenders and HPS Investment Partners, LLC as lead arranger, syndication agent, documentation agent and bookrunner (as amended). Affinion Group retained the flexibility under the Credit Agreement to retain up to $50.0 million of the net proceeds from the Sale for a period of up to nine months from the closing to be used for reinvestment with consent of HPS under the Credit Agreement. Any such proceeds remaining after nine months are required to be used to prepay term loans under the Credit Agreement.

The parties have made customary representations, warranties and covenants in the Purchase Agreement, including without limitation covenants that limit the Seller’s and its affiliates’ ability to compete with the business of the Company for a period of five years. The Purchaser also agreed not to compete with certain businesses of the Seller and Affinion Group for five years. The Purchase Agreement also contains mutual indemnification for breaches of representations and warranties and failure to perform covenants or obligations contained in the Purchase Agreement, subject to certain limitations, as well as indemnities related to taxes.

The foregoing descriptions of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the actual provisions of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to Affinion Holdings’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 26, 2018. The description of the terms of the Purchase Agreement contained in this Form 8-K is qualified in its entirety by reference to the actual provisions of the Purchase Agreement. In addition, the representations and warranties of the Seller and Affinion Group contained in the Purchase Agreement have been made solely for the benefit of the Purchaser. Such representations and warranties (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by confidential disclosures made to the Purchaser in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement was filed only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Seller, Affinion Group or their businesses. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Seller or Affinion Group. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Purchase Agreement, which subsequent information may or may not have been fully reflected in our public disclosures.

In connection with the closing, Affinion Holdings is filing herewith certain pro forma financial information, which is attached hereto as Exhibit 99.2.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion Holdings’ expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this Current Report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on Affinion Holdings’ travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, Affinion Holdings’ substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion Holdings with the SEC, including Affinion Holdings’ most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, Affinion Holdings undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this Current Report, or to reflect the occurrence of unanticipated events or circumstances.

Item 8.01	Other Events

On August 15, 2018, Affinion Group, LLC, a subsidiary of Affinion Holdings, issued a press release announcing the completion of the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

Unaudited pro forma consolidated financial information of Affinion Holdings after effecting the Sale, and the related notes thereto is attached hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Affinion Group, LLC dated August 15, 2018.

99.2	Unaudited Pro Forma Financial Information and accompanying notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2018	AFFINION GROUP HOLDINGS, INC.

	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer